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                                                                     EXHIBIT 5.1

                                 August 6, 2003

NETGEAR, Inc.
2500 Great America Parkway
Santa Clara, CA 95054

         RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by NETGEAR, Inc., a Delaware corporation (the "Company" or "you"), with the Securities and Exchange Commission on August 6, 2003, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 8,600,000 shares of NETGEAR, Inc. Common Stock (the "Plan Shares") reserved for issuance under options or stock purchase rights granted or to be granted pursuant to the Company's 2000 Stock Option Plan, as amended, 2003 Stock Plan and 2003 Employee Stock Purchase Plan (collectively, the "Plans"). As your counsel in connection with the transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the proposed sale and issuance of the Plan Shares.

         It is our opinion that, when issued and sold in compliance with the applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, and upon completion of the actions being taken or proposed to be taken to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Plan Shares, when issued and sold in the manner described under the Plans and the agreements that accompany the Plans, will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments or supplements thereto.

                                      Very truly yours,

                                      /s/ Wilson Sonsini Goodrich & Rosati, P.C.

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation